Exhibit 23.5

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-11 (File No. 333-290772) of our reports dated April 26, 2024 and April 25, 2025 relating to the financial statements of Marble Capital Income and Impact Fund, LP and Subsidiaries, appearing in the Current Report on Form 8-K/A filed with the SEC on July 8, 2025 of Bluerock Homes Trust, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

March 12, 2026